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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                              __________________

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              __________________

               Date of Report (Date of earliest event reported):
                                March 10, 2000


                              ___________________

                         OPTICAL SENSORS INCORPORATED
            (Exact name of registrant as specified in its charter)


       Delaware                   0-27600                       41-164359
  (State or Other of      (Commission File Number)           (I.R.S. Employer
    Incorporation)                                        Identification Number)

  7615 Golden Triangle Drive, Suite A,
        Minneapolis, Minnesota                        55344-3733
(Address of principal executive offices)              (Zip Code)

                                (952) 944-5857
               (Company's telephone number, including area code)


                                Not applicable.
         (Former name or former address, if changed since last report)
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Item 5.   Other Events.
          ------------

     On March 10, 2000, Optical Sensors Incorporated, a Delaware corporation (the "Company"), entered into an Investment Agreement with Circle F Ventures, LLC, a Georgia limited liability company, and Special Situations Fund III, L.P., a Delaware limited partnership (collectively, the "Investors"), pursuant to which the Company agreed to issue convertible promissory notes in the aggregate principal amount of up to $3,000,000 (the "Notes"). A copy of the press release announcing the Investment Agreement dated March 10, 2000 is attached as an exhibit to this Report and is incorporated herein by reference. The Notes are convertible into units ("Units"), each Unit consisting of 50,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and a five-year warrant to purchase 12,500 shares of Common Stock at an exercise price of $1.00 per share (the "Warrants"), at a conversion price equal to $50,000 per Unit, in accordance with the Investment Agreement.

     The Company received advances under the Notes in the aggregate amount of $1,400,000 on March 10, 2000. The Company has the right to request additional advances up to the aggregate principal amount of $1,600,000 at any time during the 60 day period beginning on the first day after both of the following have occurred: (1) the Company executes a definitive distribution agreement for the Company's CapnoProbe product with a major medical company, and (2) the stockholders of the Company have approved the conversion of any additional advances to be made under the Notes into Units at the Company's 2000 Annual Meeting of Stockholders. The Company's right to request additional advances will expire on June 15, 2000.

     The Company has agreed to file a registration statement with the Securities and Exchange Commission by April 9, 2000 covering the resale of the shares of Common Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants. In addition, the Company has agreed to use its best efforts to meet any requirements or take any action necessary to maintain listing of the Company's Common Stock on the Nasdaq National Market, including seeking stockholder approval at the Company's 2000 Annual Meeting of Stockholders for the conversion of the Notes into Units. Each Investor has agreed to vote all shares of Common Stock of the Company beneficially owned by such Investor for the conversion of the Notes into Units at the Company's 2000 Annual Meeting of Shareholders.

     As a result of the issuance of shares of Common Stock to the Investors upon conversion of the Notes and exercise of the Warrants under the Investment Agreement, each Investor may acquire shares of Common Stock likely to cause such Investor's beneficial ownership to exceed 15% of the issued and outstanding shares of the Company's Common Stock. Pursuant to Section 1(a) of the Company's Rights Agreement with Norwest Bank Minnesota N.A. dated as of December 3, 1996 ("Rights Agreement"), a person who becomes the beneficial owner of 15% or more of the issued and outstanding Common Shares (as defined in the Rights Agreement) is an "Acquiring Person" for purposes of the Rights Agreement. The Company has amended the Rights Agreement to provide that the threshold for determining whether a person is an "Acquiring Person" for purposes of the Rights Agreement will, with respect to each of the Investors and their affiliates, be 24% or more of the Common Shares then outstanding. A copy of the Amendment No. 1 to Rights Agreement is attached as an exhibit to this Report and is incorporated herein by reference.

                                       2
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Item 7.   Financial Statements and Exhibits.
          ----------------------------------

          (a)  Financial Statements of Businesses Acquired.

               Not Applicable

          (b)  Pro Forma Financial Information.

               Not Applicable

          (c)  Exhibits.


             Exhibit               Description              Method of Filing
             -------               -----------              ----------------

          10.1        Amendment No. 1 to Rights Agreement
                      dated as of March 10, 2000 between
                      Optical Sensors Incorporated and
                      Norwest Bank Minnesota, N.A.........  Filed herewith.

          99.1.       Press Release dated March 10, 2000..  Filed herewith.

                                       3
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              OPTICAL SENSORS INCORPORATED

                              By:  /s/ Paulita M. LaPlante
                                 -----------------------------------
                                   Paulita M. LaPlante
                                   President and Chief Executive Officer

Dated:  March 13, 2000

                                       4
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                               INDEX TO EXHIBITS
                               -----------------


Exhibit                        Description                      Method of Filing
---------                      -----------                      ----------------

10.1       Amendment No. 1 to Rights Agreement dated as
           of March 10, 2000 between Optical Sensors
           Incorporated and Norwest Bank Minnesota, N.A.......   Filed herewith.

99.1.      Press Release dated March 10, 2000.................   Filed herewith.